EXHIBIT 10.26

WAIVER, CONSENT AND THIRD AMENDMENT

TO AMENDED AND RESTATED FINANCING AGREEMENT

WAIVER, CONSENT AND THIRD AMENDMENT, dated as of August 27, 2007 (the “Third Amendment”), to the Financing Agreement referred to below, by and among (i) ENHERENT CORP., a Delaware corporation (“enherent” or the “Parent”), and each Subsidiary of Parent listed as a borrower on the signature pages thereto (together with the Parent, each, a “Borrower” and collectively, the “Borrowers”), and (ii) ABLECO FINANCE LLC, a Delaware limited liability company (“Ableco”) as lender and as agent (in such capacity, the “Agent”) for itself and each Person that purchases any portion of Ableco’s rights and obligations under the Financing Agreement pursuant to Sections 2.07 and 10.07 thereof (collectively with Ableco, the “Lenders”).

WHEREAS, the Borrowers, the Agent and the Lenders are parties to the Amended and Restated Financing Agreement dated as of April 1, 2005 (as amended to date, the “Financing Agreement”), pursuant to which the Lenders have agreed to make certain term loans and revolving loans to the Borrowers from time to time in an aggregate principal amount at any time outstanding not to exceed the aggregate amount set forth in the Financing Agreement;

WHEREAS, the Borrowers have (a) notified the Lenders that the Tudor Notes and the EFG Notes have been amended and restated in their entirety and were replaced with new notes, copies of which are attached hereto as Exhibit A (the “New Subordinate Notes”) and (b) requested that the Lenders (i) waive any Event of Default that might otherwise arise under Section 8.01(d) of the Financing Agreement as a result of the Borrowers’ amending and restating the Tudor Notes and the EFG Note in violation of Section 6.02(r) of the Financing Agreement and (ii) amend Section 6.03(a) of the Financing Agreement; and based upon the terms and conditions set forth herein, the Lenders have agreed to such waiver;

NOW THEREFORE, in consideration of the premises and other good and valuable consideration, the parties hereto hereby agree as follows:

1.1 Definitions in Third Amendment. Any capitalized term used herein and not defined shall have the meaning assigned to it in the Financing Agreement.

1.2 Amendment to the Financing Agreement. Section 6.03(a) of the Financing Agreement is hereby amended and restated in its entirety to read as follows:

“(a) Fixed Charge Coverage Ratio. Permit the Fixed Charge Coverage Ratio, at the end of the fiscal quarter of the Parent and its Subsidiaries at the end of any fiscal quarter of the Parent and its Subsidiaries to be less than 1.0 to 1.0; provided that for the purpose of calculating the Fixed Charge Coverage Ratio for the fiscal quarter of the Parent and its Subsidiaries ending December 31, 2007, the payment of $212,500 required to be made by the Borrower under Section 2.02(c) of this Agreement shall be excluded from clause (ii)(A) of the definition of Fixed Charge Coverage Ratio.”

2. Waiver and Consent.

(a) Subject to Section 3 hereof, the Lenders consent to, and waive any Event of Default that would otherwise arise under Section 8.01(d) the Financing Agreement as a result of the Borrowers’ failure to comply with Section 6.02(r) of the Financing Agreement due to the amendment and restatement of the Tudor Note and the EFG Notes and the replacement of such notes with the New Subordinated Notes.

(b) The waiver in this Section 2 shall be effective only in this specific instance and for the specific purpose set forth herein and does not allow for any other or further departure from the terms and conditions of the Financing Agreement or any other Loan Document, which terms and conditions shall continue in full force and effect.

3. Conditions to Effectiveness. This Third Amendment shall become effective only upon satisfaction in full, in a manner satisfactory to the Agent, of the following conditions precedent (the first date upon which all such conditions shall have been satisfied being herein called the “Third Amendment Effective Date”):

(a) The representations and warranties contained herein, in Section 5.01 of the Financing Agreement and in each other Loan Document and certificate or other writing delivered to the Agent pursuant hereto on or prior to the Third Amendment Effective Date shall be correct on and as of the Third Amendment Effective Date as though made on and as of such date, except to the extent that such representations and warranties (or any schedules related thereto) expressly relate solely to an earlier date (in which case such representations and warranties shall be true and correct on and as of such date); and, no Default or Event of Default (other than the Event of Default waived by Section 2 hereof) shall have occurred and be continuing on the Third Amendment Effective Date.

(b) The Agent shall have received counterparts of this Third Amendment which bear the signatures of each Borrower.

(c) The Agent shall have received copies of the New Subordinated Notes.

(d) All legal matters incident to this Third Amendment shall be satisfactory to the Agent and its counsel.

4. Representations and Warranties. Each Loan Party hereby represents and warrants to the Agent and the Lenders as follows:

(a) Representations and Warranties; No Event of Default. The representations and warranties herein, in Section 5.01 of the Financing Agreement and in each other Loan Document and certificate or other writing delivered to the Agent or the Lenders pursuant hereto on or prior to the Third Amendment Effective Date shall be correct on and as of the Third Amendment Effective Date as though made on and as of such date, except to the extent that such representations and warranties (or any schedules related thereto) expressly relate solely to an earlier date (in which case such representations and warranties shall be true and correct on and as of such date); and no Default or Event of Default (other than the Event of Default waived by Section 2 hereof) shall have occurred and be continuing on the Third Amendment Effective Date.

(b) Organization, Good Standing, Etc. Such Loan Party (i) is a corporation duly organized, validly existing and in good standing under the laws of the state of its organization, (ii) has all requisite power and authority to execute, deliver and perform this Third Amendment and to perform the Financing Agreement, as amended hereby, and (iii) is duly qualified to do business and is in good standing in each jurisdiction in which the character of the properties owned or leased by it or in which the transaction of its business makes such qualification necessary.

(c) Authorization, Etc. The execution, delivery and performance by such Loan Party of this Third Amendment, and the performance by such Loan Party of the Financing Agreement, as amended hereby, (i) have been duly authorized by all necessary action, (ii) do not and will not contravene such Loan Party’s charter or by-laws, any applicable law or any contractual restriction binding on or otherwise affecting it or any of its properties, (iii) do not and will not result in or require the creation of any Lien (other than pursuant to any Loan Document) upon or with respect to any of its properties, and (iv) do not and will not result in any suspension, revocation, impairment, forfeiture or nonrenewal of any permit, license, authorization or approval applicable to its operations or any of its properties.

(d) Governmental Approvals. No authorization or approval or other action by, and no notice to or filing with, any Governmental Authority or other regulatory body is required in connection with the due execution, delivery and performance by such Loan Party of this Third Amendment, or for the performance of the Financing Agreement, as amended hereby.

(e) Enforceability of Loan Documents. Each of this Third Amendment, the Financing Agreement, as amended hereby, and each other Loan Document to which such Loan Party is a party is a legal, valid and binding obligation of such Loan Party, enforceable against such Loan Party in accordance with its terms, except as such enforceability may be limited by or subject to any bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors’ rights generally.

5. Continued Effectiveness of Financing Agreement. Each Borrower hereby (i) confirms and agrees that each Loan Document to which it is a party is, and shall continue to be, in full force and effect and is hereby ratified and confirmed in all respects except that on and after the Third Amendment Effective Date all references in any such Loan Document to “the Financing Agreement”, “thereto”, “thereof”, “thereunder” or words of like import referring to the Financing Agreement shall mean the Financing Agreement as amended by this Third Amendment, and (ii) confirms and agrees that to the extent that any such Loan Document purports to assign or pledge to the Agent or any Lender, or to grant to the Agent or any Lender a Lien on any collateral as security for the Obligations of such Borrower from time to time existing in respect of the Financing Agreement and the other Loan Documents, such pledge, assignment and/or grant of a Lien is hereby ratified and confirmed in all respects.

6. Miscellaneous.

(a) This Third Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which shall be deemed to be an original, but all of which taken together shall constitute one and the same agreement.

(b) Section and paragraph headings herein are included for convenience of reference only and shall not constitute a part of this Third Amendment for any other purpose.

(c) This Third Amendment shall be governed by, and construed in accordance with, the laws of the State of New York.

(d) Each Borrower hereby acknowledges and agrees that this Third Amendment constitutes a “Loan Document” under the Financing Agreement. Accordingly, it shall be an Event of Default under the Financing Agreement if (i) any representation or warranty made by a Borrower under or in connection with this Third Amendment shall have been untrue, false or misleading in any material respect when made, or (ii) a Borrower shall fail to perform or observe any term, covenant or agreement contained in this Third Amendment.

(e) The Borrowers will pay on demand all reasonable out-of-pocket costs and expenses of the Agent and the Lenders in connection with the preparation, execution and delivery of this Third Amendment, including, without limitation, the reasonable fees, disbursements and other charges of Schulte Roth & Zabel LLP, counsel to the Agent and the Lenders.

IN WITNESS WHEREOF, the parties hereto have caused this Third Amendment to be executed and delivered as of the date first above written.

BORROWERS:

ENHERENT CORP.

By:	/s/ Pamela Fredette
Name:	Pamela Fredette
Title:	Chief Executive Officer & President

AGENT and LENDER:

ABLECO FINANCE LLC, as lender and agent, on behalf of itself and its affiliate assigns

By:	/s/ Daniel E. Wolf
Name:	Daniel E. Wolf
Title:	President